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EXHIBIT 23.1

        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 2002, included and incorporated by reference in the Post Effective Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of American Medical Security Group, Inc. for the registration of 3,001,500 shares of its common stock.

                      /s/ ERNST & YOUNG LLP

Milwaukee, Wisconsin
May 24, 2002

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    EXHIBIT 23.1